EXHIBIT 99.2



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               AMERITRADE, INC.,

                              JB OXFORD & COMPANY

                                      AND

                            JB OXFORD HOLDINGS, INC.



                                  JUNE 4, 2004

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                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT IS MADE this 4th day of June, 2004 by and among Ameritrade, Inc., a Nebraska corporation ("Purchaser"), JB Oxford & Company, a Delaware corporation ("Seller") and JB Oxford Holdings, Inc., a Utah corporation ("Parent"). Capitalized terms not otherwise defined herein have the meanings set forth in Article XII.

      WHEREAS, Seller and Parent intend that Seller discontinue the Business and, to such end, Seller desires to sell certain of the assets used in the conduct of the Business and assign certain contracts and other rights in connection with the Business, and Purchaser desires to purchase such assets and assume such contracts and other rights, on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

              PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES

      1.1 Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, all of the following assets owned by Seller and related to the Business, except for those assets specifically excluded in Section 1.2 (all of the assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively as the "Acquired Assets"):

            (a) All rights under all contracts and agreements with customers related to the Acquired Accounts (the "Customer Contracts"); and

            (b) All information, documents, records, files and other proprietary information, in paper or electronic form, related to the Acquired Accounts, except where such sale, assignment, transfer and delivery is not permitted by applicable Law.

      1.2 Excluded Assets. The following assets related to the Business are not being sold or assigned to Purchaser hereunder (all of the following are referred to collectively as the "Excluded Assets"):

            (a) All Customer Accounts that have an unsecured debit balance as of 4:00 p.m., central time, on the Closing Date;

            (b) All Customer Accounts that are margin accounts and that as of 4:00 p.m., central time, on the Closing Date are not in compliance with applicable Laws relating to margin or with Purchaser's margin requirements;

            (c) All Customer Accounts that do not meet Purchaser's standard account eligibility requirements;

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            (d) All Customer Accounts (i) that are 90-day restricted, (ii) in which a day trading violation is known by Seller to have occurred in the 12 months before Closing, or (iii) that are known by Seller to be the subject of any litigation, claim, allegation, investigation or other assertion or proceeding by or before any Governmental Authority including, without limitation, any investigation into late trading or market timing; and

            (e) All other assets of Seller (other than the Acquired Assets) including, but not limited to, all tangible and intangible personal property (other than the Acquired Assets), real property interests, software, furniture and equipment.

      1.3 Assumed Obligations. At the Closing, Purchaser shall assume, and agrees to pay, perform, fulfill and discharge, from and after the Closing Date, all obligations that accrue and arise and are required to be performed after the Closing Date under all Customer Contracts, except where the consent of any third party is required for the assignment of such contract or agreement and such consent has not been obtained (the "Assumed Obligations").

      1.4 No Other Liabilities Assumed. Anything in this Agreement to the contrary notwithstanding, neither Purchaser nor any of its Affiliates shall assume or be liable for, and shall not be deemed to have assumed or have liability for, any debt, obligation, lease or other liability of, or claim, judgment or arbitration award against, Seller, Parent or any of their Affiliates whatsoever other than as specifically set forth in Section 1.3.

      1.5 Reassignment of Acquired Assets. Purchaser shall reassign and transfer to Seller, and Seller shall accept and assume from Purchaser, any Acquired Assets that are transferred and assigned to Purchaser at the Closing but are Excluded Assets. Seller shall promptly reimburse Purchaser for any expenses or costs incurred relating to such Acquired Accounts and their reassignment and transfer back to Seller.

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

      2.1 Determination of Purchase Price.

            (a) Seller shall deliver to Purchaser, on the date that is two (2) Business Days prior to the Closing, a written report (the "Measurement Date Report") setting forth: (i) for each Customer Account that would be an Acquired Account if the Closing were to have occurred on the Measurement Date, (A) the number of total trades (including equity, mutual fund, option and fixed income/debt securities trades, which count includes cancels, rebills and partial fills) that have occurred in such Customer Account in the eighteen (18) months ended on such date, and (B) the Liquidation Value of such Customer Account as of the Measurement Date; and
      (ii) the number of Group A Accounts, Group B Accounts and Group C Accounts as of the Measurement Date. Seller shall also promptly deliver any information that may be reasonably requested by Purchaser and otherwise provide Purchaser with access to such information for the purpose of verifying the accuracy of the Measurement Date Report. The Measurement Date Report shall be subject to the reasonable approval of Purchaser.

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            (b) The purchase price for the Acquired Assets (the "Purchase
      Price") shall be the sum of: (a) the Group A Accounts Ratio multiplied by $7,020,000, (b) the Group B Accounts Ratio multiplied by $11,180,000, and
      (c) the Group C Accounts Ratio multiplied by $7,800,000.

      2.2 Payment of Purchase Price. Purchaser shall pay the Purchase Price to Seller in two installments. On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall: (i) pay to Seller an amount equal to the Purchase Price less the Escrow Amount (provided, that if the Purchase Price exceeds $17,500,000, Purchaser shall pay to Seller $14,000,000) by means of a wire transfer to an account specified by Seller in writing at least two (2) Business Days prior to the Closing Date, and (ii) deposit into the Escrow Account the Escrow Amount. On January 14, 2005 (or the Closing Date, if later), Purchaser shall pay to Seller an amount (the "Second Installment"), if any, equal to the Purchase Price less $17,500,000. The Second Installment, if any, shall be paid by Purchaser to Seller by means of a wire transfer to an account specified by Seller in writing by January 12, 2005 (or the date that is two (2) Business Days prior to the Closing Date, if later).

      2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in accordance with Section 1060 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in a manner agreed upon by the parties hereto. The parties hereto shall cooperate with each other in order to prepare forms 8594 relating to the transactions contemplated by this Agreement (the "Transactions") and shall take no position and cause their Affiliates to take no position inconsistent with such allocation for all tax and accounting purposes. No later than 30 days prior to the filing of their respective forms 8594 relating to the Transactions, each party hereto shall deliver to each other party a copy of its form 8594.

      2.4 Letter of Credit. On the Closing Date, Purchaser shall cause an irrevocable standby letter of credit (the "Letter of Credit") to be issued in favor of, and delivered to, Seller in an amount equal to the Second Installment. The Letter of Credit shall be from a bank reasonably acceptable to Seller and shall permit a draw thereunder upon written demand by Seller stating that Purchaser has failed to pay the Second Installment to Seller as set forth in
Section 2.2 above within five (5) Business Days after such Second Installment becomes due. The Letter of Credit shall remain in effect until January 31, 2005; provided that if the Closing Date has not occurred on or before January 13, 2005, the Letter of Credit shall terminate on January 14, 2005. The Letter of Credit shall otherwise be in form and substance as mutually agreeable to Purchaser and Seller in good faith consistent with this Section 2.4.

      2.5 Escrow Agreement. By the Closing Date, Seller, Parent and Purchaser shall create an interest-bearing escrow account (the "Escrow Account") pursuant to an escrow agreement (the "Escrow Agreement") with an escrow agent that is an independent major bank with offices in New York City, New York that is reasonably acceptable to each of the parties (the "Escrow Agent"). The Escrow Account shall be owned by Purchaser and used to satisfy any obligations due any of the Purchaser Indemnified Parties under Article X until the date that is eighteen (18) months after the Closing Date (or the next Business Day if such date does not fall on a Business Day), at which time the Escrow Agent shall disburse any amounts remaining in the Escrow Account (less the amounts of any claims made against the Escrow Account prior to that date) to Seller. All

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earnings on amounts in the Escrow Account shall be added to the amounts in the
Escrow Account. The Escrow Agent shall be entitled to compensation for its services under the Escrow Agreement and for reimbursement of its out-of-pocket expenses, including the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties, under the Escrow Agreement. The Escrow Agreement shall contain such other terms and conditions as are mutually acceptable to the Seller, Parent, Purchaser and the Escrow Agent.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT


      Seller and Parent jointly and severally represent and warrant to Purchaser as follows:

      3.1 Due Incorporation and Qualification.

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of Utah with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      3.2 Due Authorization. Each of Seller and Parent has full power and authority to enter into this Agreement and to carry out the Transactions. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and, as of the Closing, stockholder action on the part of Seller and Parent. This Agreement has been duly and validly executed and delivered by Seller and Parent and constitutes the legal, valid and binding obligation of Seller and Parent, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and all other agreements, certificates and documents contemplated hereby by Seller and Parent do not, on the date hereof, and will not, on the Closing Date, (a) violate or conflict with any provision of the charter, bylaws, or other organizational documents of Seller or Parent, (b) violate any applicable Law; (c) violate any decree or judgment of any court or Governmental Authority binding on Seller or Parent, any of the Acquired Assets or the operation of the Business; (d) violate or conflict with, or result in a breach of, or constitute a default (or an event which, without regard to any grace period or notice requirement or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Lien upon the Acquired Assets under, any of the terms, conditions or provisions of, any material contract or agreement to which Seller or Parent is a party, or by which Seller or Parent or any of the Acquired Assets are bound; or (e) permit the acceleration of the maturity of any material indebtedness of Seller or Parent or any indebtedness secured by the Acquired Assets.

      3.3 Consents. Except for the consent of Parent's stockholders and as set forth on Schedule 3.3 hereto, no notice to, filing with, authorization of, exemption by, or consent of any Person or Governmental Authority is required in order for Seller or Parent to consummate the Transactions.

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      3.4 Financial Information.

            (a) Seller has delivered to Purchaser true and correct copies of the Financial Performance Reports. The Financial Performance Reports are true and complete in all material respects and all information in the Financial Performance Reports is accurate in all material respects and, where appropriate, in conformity with U.S. generally accepted accounting principles, consistently applied during the period.

            (b) Seller has delivered to Purchaser true and complete copies of the Focus Reports. The Focus Reports state fairly all of the information required to be reported therein and all of such information is accurate in all material respects.

      3.5 Title to Acquired Assets. Seller has good and valid title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver, the Acquired Assets, free and clear of any Lien. At and as of the Closing, Seller shall convey the Acquired Assets to Purchaser free and clear of all Liens.

      3.6 Contracts. Seller has delivered to Purchaser true and complete copies of each current form of Customer Contract that is used in the Business, and no other forms of Customer Contracts or deviations from the forms of Customer Contracts provided to Purchaser exist or are currently in use by Seller. Seller does not have any contract, agreement, arrangement or understanding with respect to the sale or other disposition of any of the Acquired Assets or capital stock of Seller, except as set forth in this Agreement. No Affiliate of Parent or Seller is a party to any Customer Contract that is used in the Business.

      3.7 No Defaults or Violations.

            (a) Neither Seller nor Parent nor any of their Affiliates is in breach of any provision of, nor is in default under the terms of, any Customer Contract, and no other party to any Customer Contract is in breach or default thereunder and no condition exists or event has occurred which, without regard to any grace period or notice requirement or both, would constitute a breach of or a default under any Customer Contract.

            (b) Except as set forth on Schedule 3.7, Seller and the Business are in compliance with all applicable Laws in all material respects. Except as set forth on Schedule 3.7, no notice from any Governmental Authority has been given to Seller or Parent claiming any violation of any applicable Law or asserting any assessment or penalty related to the Business.

      3.8 Litigation. Except as set forth on Schedule 3.8, there are no claims, actions, suits, proceedings, arbitrations or governmental investigations pending or, to the knowledge of Seller or Parent, threatened against or affecting or otherwise relating to (a) the Business, (b) Seller or any officer, director, employee or stockholder of Seller in their capacity as such, (c) Parent in connection with the Business, (d) any officers, directors, employees or the stockholders of Parent in their capacity as such and in connection with the Business, (e) any of the Acquired Assets, or (f) the Transactions. Neither Seller nor Parent is subject to any order, judgment, decree, stipulation or consent of or with any Governmental Authority that relates to or may otherwise affect the Business (including the disposition thereof) or the Acquired Assets.

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      3.9 Customer Complaints. Schedule 3.9 hereto sets forth an accurate and complete summary of all customer complaints received by Seller or Parent and any customer disputes of which Seller or Parent has received notice with respect to the Business since January 1, 2003.

      3.10 Contingent Liabilities; Unasserted Claims. Schedule 3.10 hereto sets forth an accurate and complete summary of all contingent liabilities and, to the knowledge of the Seller and/or Parent, unasserted claims relating to any of the Acquired Assets.

      3.11 Brokers. Neither Seller nor Parent nor any of their respective Affiliates has entered into any contract, arrangement or understanding with any Person which may result in the obligation of Purchaser or any of its Affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the Transactions.

      3.12 Accuracy of Information. Neither this Agreement nor any certificate or other information furnished or to be furnished by or on behalf of Seller to Purchaser in connection with this Agreement or any of the Transactions contains or will contain any untrue statement of a material fact regarding Seller and Parent, the Acquired Assets or the Business, or omits or will omit to state a material fact necessary to make the statements regarding Seller and Parent, the Acquired Assets or the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.

      3.13 Broker-Dealer Registration. Seller has delivered or made available to Purchaser a true and complete copy of Seller's most recent Amendment to Form BD Application for Broker-Dealer Registration and such document states fairly all of the information required to be reported therein and all of such information is complete and accurate.

      3.14 SIPC Membership. Seller's SIPC membership exists and is in-force and in good standing.

      3.15 Taxes. All federal, state, local and foreign income, corporation and other Tax Returns required to be filed with respect to each of Seller and Parent have been timely filed (or will be filed prior to the due dates therefor, including any extended due dates) for all periods through and including the Closing Date, and each such Tax Return is (or will be) true, accurate and complete in all material respects. All Taxes of each of Seller and Parent (whether or not shown on any Tax Return) for such periods have been (or will be) timely paid. Except as set forth in Schedule 3.15, neither Seller nor Parent currently is the beneficiary of any extension of time within which to file any Tax Return or has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Since January 1, 2001, no claim has been made by an authority in a jurisdiction where either Seller or Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. All Taxes that each of Seller and Parent are required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding Taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose and will be so paid prior to or on the applicable due date.

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      3.16 Acquired Accounts.

            (a) Seller held the Group A Accounts, Group B Accounts and Group C Accounts set forth in Schedule 3.16 as of the close of business on May 27, 2004, in each case determined as if the Closing occurred on May 27, 2004.

            (b) At least 99% of the Acquired Accounts have on the date hereof, and will have on the Closing Date, the necessary documentation required by the rules of the Securities and Exchange Commission and the NASD. Such Acquired Accounts and documentation relating thereto have been reviewed and approved by a registered principal of Seller or of a brokerage firm from which Seller or Parent acquired such accounts.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to Seller and Parent as follows:

      4.1 Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      4.2 Corporate Authority. Purchaser has full power and authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and all other agreements, certificates and documents contemplated hereby by Purchaser do not, on the date hereof, and will not, on the Closing Date, (a) violate or conflict with any provisions of the charter, bylaws or other organizational documents of Purchaser; (b) violate any applicable Law; (c) violate any decree or judgment of any court or Governmental Authority binding on Purchaser; or (d) violate any provision of, or result in the acceleration of any obligation under, any contract, agreement, order, arbitration award, judgment or decree to which Purchaser is a party or by which it or any of its properties is bound.

      4.3 Consents. No notice to, filing with, authorization of, exemption by, or consent of any Person or Governmental Authority is required in order for Purchaser to consummate the Transactions.

      4.4 Brokers. Neither Purchaser nor any of its Affiliates has entered into any contract, arrangement or understanding with any Person which may result in the obligation of Seller or any of its Affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the Transactions.

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                                   ARTICLE V

                                   COVENANTS

      5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use all commercially reasonable efforts to fulfill its obligations under the terms of this Agreement and otherwise to facilitate the consummation of the Transactions.

      5.2 Access to Information.

            (a) From the date hereof to the Closing Date, Seller and Parent shall give Purchaser and Purchaser's representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records relating to the Business and shall make their respective officers and employees available to Purchaser as Purchaser shall from time to time request. Seller and Parent shall cause Purchaser and its representatives to be furnished with all information concerning the Business as Purchaser may request. Seller and Parent shall promptly inform Purchaser of any material information or development relating to the Acquired Accounts and/or the Business.

            (b) From the date hereof to the Closing Date, Seller shall provide to Purchaser, not more than five (5) Business Days after the end of each calendar month, (i) the number of equity, mutual fund, option and fixed income/debt securities trades that occurred in such calendar month for each Customer Account, and the commission revenue obtained therefrom, (ii) the Liquidation Value, free cash and credit balance and margin debt balance of each Customer Account, each as of the last Business Day of such calendar month, and (iii) the number of Seller's retail online customer accounts opened and closed during such month and the number and Liquidation Value of Seller's retail online customer accounts transferred in and retail online customer accounts transferred out during such calendar month.

            (c) On the third (3rd) Business Day prior to the Closing Date, Seller and Parent shall deliver to Purchaser the following:

                  (i) a then current schedule containing an accurate and
            complete summary of any claims, actions, suits, proceedings, arbitrations or governmental investigations pending or, to the knowledge of Seller or Parent, threatened against or affecting or otherwise relating to (A) the Business, (B) Seller or any officer, director, employee or stockholder of Seller in their capacity as such, (C) Parent in connection with the Business, (D) any officers, directors, employees or the stockholders of Parent in their capacity as such and in connection with the Business, (E) any of the Acquired Assets, or (F) the Transactions;

                  (ii) a then current schedule containing an accurate and
            complete summary of all customer complaints received by Seller or Parent and any customer disputes of which Seller or Parent has received notice with respect to the Business since the date of this Agreement; and

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                  (iii) a then current schedule containing an accurate and
            complete summary of all contingent liabilities and, to the knowledge of Seller and/or Parent, unasserted claims relating to any of the Acquired Assets.

      5.3 Conduct of Business. From the date hereof to the Closing Date, Seller and Parent shall operate the Business only in the usual, regular and ordinary course and manner. Seller and Parent shall use commercially reasonable efforts to preserve intact the present business organization of the Business and preserve the present goodwill and advantageous relationships of the Business. Seller shall not sell, or agree to sell, any of the Acquired Assets. Parent shall not sell or dispose of, or agree to sell or dispose of, any of the Acquired Assets or, prior to the Closing, the capital stock of Seller. Seller and Parent shall not do any act or omit to do any act, or permit any act or omission to act, that will cause a breach of any Customer Contract. Seller and Parent shall not modify, amend or otherwise alter or change any of the material terms or provisions of any of the Customer Contracts or the Assumed Obligations. Seller and Parent shall duly comply with all applicable Laws.

      5.4 Consents and Approvals. Each party hereto shall make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date pursuant to any applicable Law in connection with this Agreement and the Transactions. Each party hereto shall use all commercially reasonable efforts to obtain all necessary consents and approvals to perform its obligations under this Agreement and to consummate the Transactions. Seller and Parent shall use all commercially reasonable efforts to obtain all required consents and approvals to assign and transfer the Acquired Assets and the Assumed Obligations to Purchaser, including delivery promptly after the date hereof, in form and substance acceptable to Purchaser, of "negative consent" letters to all customers of the Business for the transfer of their Acquired Accounts to Purchaser. Purchaser shall promptly reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller relating to the delivery of such "negative consent" letters to the extent such expenses exceed $30,000.

      5.5 Confidentiality. From the date hereof until the date which is three
(3) years after the Closing Date, Seller and Parent shall, and shall cause each of their respective Affiliates to, maintain all non-public or confidential information relating to the Business and the Acquired Assets in strict confidence and not disclose to any Person or use any such information for any purpose; provided, that such restrictions shall not apply to (a) any information which becomes publicly available after the Closing Date through no fault of Seller, Parent or any of their respective Affiliates, (b) any information which after the Closing Date is legitimately received by Seller, Parent or any of their respective Affiliates from a third party (provided such third party is not known by Seller, Parent or any of their respective Affiliates to be bound by an obligation of secrecy); (c) any disclosure required by applicable Law or any Governmental Authority, so long as notice of such disclosure is given to Purchaser prior to making such disclosure; and (d) information disclosed in connection with any legal action between the Purchaser and Seller or Parent in connection with the Transactions or this Agreement.

      5.6 Conversion.

            (a) Prior to the Closing Date, the parties hereto shall use all commercially reasonable efforts to negotiate in good faith and enter into a conversion agreement containing the provisions set forth in this Section

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      5.6(a) and other terms and conditions that are otherwise mutually agreeable to the parties (the "Conversion Agreement"). The Conversion Agreement will be executed on or prior to the Closing Date and the conversion will be tape-to-tape and occur on the Closing Date. The Conversion Agreement shall include provisions governing the transfer and delivery to Purchaser of (i) all cash and securities held in the Acquired Accounts, (ii) all money market funds held in the Acquired Accounts after liquidation thereof, (iii) all open positions held in the Acquired Accounts and (iv) all margin calls, residuals and dividends related to the Acquired Accounts. There will be no transfer or termination fees charged by Parent, Seller, National Clearing Corp. or any of their Affiliates or any plan sponsors to the Acquired Accounts or to Purchaser.

            (b) Prior to the Closing Date, the parties hereto shall use all commercially reasonable efforts to prepare the Acquired Accounts for conversion to Purchaser's systems. Seller shall provide to Purchaser all information and assistance reasonably requested by Purchaser to effect and facilitate communications with customers relating to the Acquired Accounts with respect to the conversion.

      5.7 Filing of Proxy Statement or Information Statement.

            (a) Parent shall promptly prepare and file with the Securities and Exchange Commission as soon as practicable (but in no event later than twenty (20) days from the date hereof) either (i) a proxy statement with respect to a meeting of its stockholders at which the stockholders will vote to approve or disapprove the Transactions (the "Proxy Statement"), or
      (ii) an information statement with respect to the Transactions and the approval of such Transactions by Third Capital Partners, LLC (the "Information Statement"). The Proxy Statement or the Information Statement, as the case may be, shall be subject to the prior review and reasonable satisfaction of Purchaser. Parent will cause the Proxy Statement or Information Statement, as the case may be, to comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

            (b) Parent will cause the Proxy Statement or Information Statement, as the case may be, to be mailed to its stockholders as promptly as practicable after the date hereof.

            (c) Parent agrees that the Proxy Statement or Information Statement, as the case may be, and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of Parent's stockholders, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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      5.8 Stockholder Approval.

            (a) Parent will take all action necessary in accordance with applicable law and its charter and bylaws to either convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the vote of its stockholders to approve the Transactions or obtaining such stockholder approval by written consent of stockholders holding a sufficient number of Parent's shares of common stock.

            (b) Parent, through its board of directors, shall recommend approval of the Transactions to its stockholders and shall not withdraw, modify or change such recommendation; provided that Parent's board of directors may, at any time prior to the time approval by Parent's stockholders is obtained, withdraw, modify, or change any recommendation regarding the Transactions, or recommend and declare advisable any other offer or proposal, if its board of directors determines in good faith after consultation with its outside counsel that the failure to so withdraw, modify, or change its recommendation would be inconsistent with its fiduciary obligations under applicable Law. Parent shall be required to comply with its obligations under Section 5.8(a) whether or not its board of directors withdraws, modifies, or changes its recommendation regarding the Transactions or recommends any other offer or proposal.

            (c) In the event that stockholders of Parent fail to approve the Transactions at a meeting (or any adjournment or postponement thereof) at which such stockholders considered and voted on the Transactions or by written consent, the parties shall negotiate in good faith for at least twenty (20) days to attempt to revise the terms of the Agreement to allow the acquisition of the Business on mutually acceptable alternative terms.

      5.9 Web Site Link. Pursuant to the Linking Agreement, for a period of three (3) months after the Closing Date, Seller and Parent shall establish and maintain, at their own expense, a link from the jboxford.com webpage to the Ameritrade.com website.

      5.10 Customer Records. As of the Closing Date, Seller and Parent shall retain in accordance with all applicable Laws all information, documents, records, files and other proprietary information not transferred to Purchaser hereunder, in each case as they relate to the Acquired Assets, and shall, at Seller or Parent's expense, make available to Purchaser such information, documents, records, files and other proprietary information as Purchaser requests in connection with any customer dispute or inquiry or otherwise; provided, that Purchaser shall reimburse Seller and/or Parent for any reasonable out-of-pocket costs they incur as a result of any such request.

      5.11 Transition Services.

            (a) From the date hereof until the Closing, Seller and Parent shall make appropriate arrangements and provide appropriate incentives to ensure that sufficient personnel and other resources are available to each of Seller and Parent to enable Seller and Parent to continue to operate the Business in the usual, regular and ordinary course and manner and otherwise perform their obligations as set forth in this Agreement.

            (b) As of the Closing Date, Seller or Parent shall designate to Purchaser in writing an individual reasonably acceptable to Purchaser to act as a primary contact for, and provide any information about any Acquired Account or the Business requested by, Purchaser. Seller and Parent shall cause the individual designated pursuant to this Section 5.11 (or a successor to such designated individual who is reasonably acceptable to Purchaser) to promptly provide any such requested information and to otherwise use his or her best efforts to carry out the services described in this Section 5.11 for a period of not less than six (6) months after the Closing at no cost to Purchaser.

            (c) Seller and Parent shall cause the phone messaging system related to the Acquired Accounts to be maintained for a period of six (6) months after the Closing and to direct callers to call Purchaser at a telephone number specified by Purchaser during such period.

      5.12 Non-Solicitation.

            (a) Seller and Parent agree that it and its Affiliates (i) will not (and will not permit their officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by any of them to) solicit, initiate or encourage (including by way of furnishing material non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving Parent, Seller, the Business or the Acquired Assets, or any acquisition of 10% or more of the capital stock of the Parent or Seller, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as an "Acquisition Proposal") or participate or engage in any discussions or negotiations concerning an Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing negotiations with any third parties conducted heretofore with respect to any of the foregoing; provided that, subject to Section 5.8, nothing contained in this Agreement shall prevent Parent or its board of directors from (A) complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended with regard to an Acquisition Proposal or (B) prior to the date approval of the Transactions by Parent's stockholders is obtained, providing information (pursuant to a confidentiality agreement containing terms identical in all material respects to the terms of the confidentiality agreement entered into between Purchaser and Parent) to or engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide Acquisition Proposal if (x) in the good faith judgment of Parent's board of directors, taking into account the likelihood of consummation and after consultation with its financial advisors, such Acquisition Proposal is reasonably likely to result in a transaction more favorable to Parent's stockholders from a financial point of view than the Transactions and (y) Parent's board of directors, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations under applicable Law.

            (b) Parent will promptly (but in any event within 24 hours) notify Purchaser of any requests referred to in Section 5.12(a) for information or the receipt of any Acquisition Proposal, including the identity of the Person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal, and shall keep Purchaser informed on a timely basis (but in any event within 24 hours) of any material changes with respect thereto. Prior to taking any action referred to in the proviso of Section 5.12(a), if Parent or Seller intends to participate in any such discussions or negotiations or provide any such information to any such third party, Parent shall give prompt prior notice to Purchaser of each such action.

            (c) Nothing in this Section 5.12 shall permit Parent or Seller to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, neither Parent nor Seller shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal, other than a confidentiality agreement containing terms identical in all material respects to the terms of the confidentiality agreement with Purchaser.

                                   ARTICLE VI

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

      The obligations of Purchaser to consummate the Transactions at the Closing are, at the option of Purchaser, subject to satisfaction of the following conditions precedent on or before the Closing Date:

      6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Seller and Parent contained herein shall be true and correct on and as of the date of this Agreement, and shall also be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

      6.2 Compliance with Agreements and Covenants; Certificate. Seller and Parent shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement and required to be performed or complied with on or prior to the Closing Date; and each of Seller and Parent shall have delivered to Purchaser a certificate, dated as of the Closing Date, of the President or a Vice President of Seller or Parent, as the case may be, certifying as to compliance with Section 6.1 and this Section 6.2.

      6.3 Consents and Approvals. Seller and Parent shall have delivered to Purchaser consents and approvals in writing reasonably satisfactory to Purchaser from any Person or Governmental Authorities whose consent and approval is required for the consummation of the Transactions.

      6.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or any other Person shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the Transactions.

      6.5 Delivery of Closing Documents. Purchaser shall have received from Seller appropriate documents and agreements necessary to convey the Acquired Assets to Purchaser in accordance with the terms of this Agreement in such forms as are reasonably satisfactory to Purchaser and its counsel. Purchaser shall have received Seller's counterpart signatures on the Linking Agreement and Seller's, Parent's and the Escrow Agent's counterpart signatures on the Escrow Agreement.

      6.6 Bankruptcy Proceeding. Neither Seller nor Parent shall have (a) filed any voluntary case with any bankruptcy court of competent jurisdiction or be the subject of any involuntary case pursuant to or within the meaning of Title 11 of the U.S. Code, as amended, or any other debtor relief law; (b) be the subject of any order of relief issued under such Title 11 of the U.S. Code, as amended, or any other debtor relief law; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee or receiver as to all or substantially all of its assets or the Acquired Assets; or
(e) be the subject of any order, judgment or decree petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors.

                                  ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

      The obligations of Seller and Parent to consummate the Transactions at the Closing are, at the option of Seller and Parent, subject to the satisfaction of the following conditions precedent on or before the Closing Date:

      7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein shall be true and correct on and as of the date of this Agreement, and shall also be true and correct on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

      7.2 Compliance with Agreements and Covenants; Certificate. Purchaser shall have performed and complied with in all material respects all covenants, obligations and agreements contained in this Agreement and required to be performed and complied with on or prior to the Closing Date; and Purchaser shall have delivered to Seller and Parent a certificate, dated as of the Closing Date, of the President or a Vice President or the Chief Financial Officer of Purchaser certifying as to compliance with Section 7.1 and this Section 7.2.

      7.3 Consents and Approvals. Consents and approvals in writing reasonably satisfactory to Seller shall have been obtained from any Governmental Authorities whose consent and approval is required for the consummation of the Transactions.

      7.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other person shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the Transactions.

      7.5 Delivery of Closing Documents. Purchaser shall deliver to Seller appropriate instruments of assumption and other documents necessary, in the reasonable judgment of the Seller, to assume the Assumed Obligations in accordance with the terms of this Agreement in such forms as are reasonably satisfactory to Seller and its counsel. Seller shall have received the Letter of Credit, Purchaser's counterpart signatures on the Linking Agreement and Purchaser's and the Escrow Agent's counterpart signatures on the Escrow Agreement.

                                  ARTICLE VIII

                                    CLOSING

      8.1 Closing. The closing of the purchase and sale of the Acquired Assets and transfer of the Assumed Obligations (the "Closing") shall take place on the third (3rd) Business Day after all of the conditions set forth in this Agreement are satisfied or waived, including those set forth in Articles VI and VII, or at such other time as is agreed by the parties (such date, the "Closing Date") at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 4:00 p.m., central time, on the Closing Date.

                                   ARTICLE IX

                                  TERMINATION

      9.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

            (a) with the mutual consent of the Seller and Purchaser;

            (b) by Seller or Purchaser, if the Closing shall not have taken place on or before November 30, 2004;

            (c) by Seller or Purchaser, if the approval of the Transactions by Parent's stockholders is not obtained at a meeting (including any adjournments or postponements thereof) of Parent's stockholders duly convened for the purpose of obtaining such approval or by written consent of Parent's stockholders;

            (d) by Purchaser, if prior to obtaining the approval of the Transactions by Parent's stockholders Parent's board of directors has withdrawn, modified, withheld or changed, in a manner adverse to Purchaser, the board's approval or recommendation of this Agreement or the Transactions, or recommended an Alternative Proposal, or resolved to do any of the foregoing;

            (e) by Purchaser, if there shall have been a material breach of any covenant, or a material breach or inaccuracy of any representation or warranty, of Seller hereunder, and such breach or inaccuracy shall not have been remedied within twenty (20) Business Days after receipt by Seller of a notice in writing from Purchaser specifying the nature of the breach and requesting such breach be remedied;

            (f) by Seller, if there shall have been a material breach of any covenant, or a material breach or inaccuracy of any representation or warranty, of Purchaser hereunder, and such breach or inaccuracy shall not have been remedied within twenty (20) Business Days after receipt by Purchaser of notice in writing from Seller specifying the nature of the breach and requesting such breach be remedied.

      9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, written notice thereof shall as promptly as practicable be given to the other parties and all obligations of the parties hereunder shall terminate, except for the provisions of this Article IX and the obligations set forth in
Article XIII, which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any breach of this Agreement prior to, on or, with respect to those provisions which shall survive the termination hereof, after the date of termination.

      9.3 Break-Up Fees. If this Agreement is terminated (a) by Seller or Parent pursuant to Section 9.1(b) or (c) (and in either such case approval of the Transactions by Parent's stockholders had not been obtained at the time of such termination) or (b) by Purchaser pursuant to Section 9.1(c), (d) or (e), then Parent and Seller shall immediately pay Purchaser an amount equal to One Million Dollars ($1,000,000). All payments shall be made in cash by wire transfer to an account designated by Purchaser. Parent and Seller acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Parent and Seller fail promptly to pay any amount due pursuant to this Section 9.3, and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against Parent and/or Seller for the payment set forth in this Section 9.3, Parent and Seller shall pay to Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on such amount from the date payment was required to be made until the date such payment is actually made at the annual prime lending rate of the First National Bank of Omaha in effect on the date such payment was required to be made plus one percent (1%) (the "Adjusted Prime Rate").

                                   ARTICLE X

                                 INDEMNIFICATION

      10.1 Survival. The representations and warranties of the parties hereto contained herein or in any other certificate or other writing delivered pursuant hereto shall survive until the second anniversary of the Closing Date; provided, that the representations and warranties set forth in Sections 3.1, 3.2 and 3.5 hereof shall survive forever and shall not expire.

      10.2 Indemnification by Seller and Parent. Subject to the provisions of this Article X, Seller and Parent, jointly and severally, agree to indemnify Purchaser, its Affiliates and each director, officer, employee, agent and representative thereof (collectively, the "Purchaser Indemnified Parties") against, and agree to hold them harmless from, any and all Losses incurred or suffered by any Purchaser Indemnified Party arising out of any of the following:
(a) any breach of or any inaccuracy in (whether actual or alleged by a third party) any representation or warranty made by Seller and Parent in or pursuant to this Agreement; provided, that neither Seller nor Parent shall have any liability under this Section 10.2(a) unless a notice of such Purchaser Indemnified Party's claim shall have been given to Seller, in the case of any representation or warranty other than those set forth in Section 3.1, 3.2 or 3.5, not later than the close of business on the second anniversary after the Closing Date; (b) any breach of, or failure by Seller or Parent to perform (whether actual or alleged by a third party), any covenant or obligation of Seller or Parent contained in this Agreement; (c) the use or ownership of any of the Acquired Assets or the ownership or operation of the Business on or prior to the Closing Date to the extent such Losses arise in connection with and relate to periods on or prior to the Closing Date, including any liabilities for Taxes relating to such periods; (d) any debt, obligation, lease or other liability of, or claim, judgment or arbitration award against, Parent, Seller or any of their respective Affiliates other than the Assumed Obligations; (e) any of the matters referred to in Schedules 3.7, 3.8, 3.9 and 3.10; (f) any of the matters referred to in any of the schedules delivered to Purchaser pursuant to Section 5.2(c); and (g) any contract or agreement between or among Seller, Parent and/or any their Affiliates and any third party.

      10.3 Indemnification by Purchaser. Subject to the provisions of this
Article X, Purchaser agrees to indemnify Seller and Parent and each of their Affiliates and each of their directors, officers, employees, agents or representatives (collectively, the "Seller Indemnified Parties") against, and agrees to hold them harmless from, any and all Losses incurred or suffered by any Seller Indemnified Party arising out of any of the following: (a) any breach of or any inaccuracy in (whether actual or alleged by a third party) any representation or warranty made by Purchaser in this Agreement; provided, that Purchaser shall not have any liability under this Section 10.3(a) unless a notice of the Seller Indemnified Party's claims shall have been given to Purchaser not later than the close of business on the second anniversary of the Closing Date; (b) any breach of or failure by Purchaser to perform (whether actual or alleged by a third party) any covenant or obligation of Purchaser contained in this Agreement; (c) the use or ownership of any of the Acquired Assets to the extent such Losses arise solely in connection with and relate solely to periods after the Closing Date; and (d) the Assumed Obligations.

      10.4 Notice of Claims; Assumption of Defense. The indemnified party shall give prompt notice to the indemnifying party of the assertion of any claim, or the commencement of any third-party suit, action or proceeding by any party, in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the indemnifying party such information with respect thereto as the indemnifying party may reasonably request (the omission of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its indemnification obligations under this Agreement, except to the extent that such omission results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced as a result of such failure to give notice). The indemnifying party may, at its own expense, participate in and, upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled without qualification to indemnification pursuant to Section 10.2 or Section 10.3 for all Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (i) the counsel proposed and retained by the indemnifying party to represent the indemnified party is reasonably satisfactory to the indemnified party; (ii) the indemnifying party shall pay the attorneys' fees and expenses of such counsel promptly upon such counsel's submission of invoices, copies of which shall be provided to the indemnified party; (iii) each of the indemnifying party and counsel retained by the indemnifying party to represent the indemnified party shall consult with the indemnified party upon the indemnified party's request for such consultation from time to time with respect to such claim, suit, action or proceeding; and
(iii) Seller shall have no rights to assume the defense of any claim, suit, action or proceeding where injunctive or other equitable relief is sought or likely to be sought. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party to represent the indemnified party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

      10.5 Settlement or Compromise. Any settlement or compromise made or caused to be made by the indemnified party or the indemnifying party, as the case may be, of any third-party claim, suit, action or proceeding shall also be binding upon the indemnifying party or the indemnified party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party hereto shall settle or compromise any claim, suit, action or proceeding for which indemnification is sought hereunder without the prior written consent of the other party, which shall not be unreasonably withheld.

      10.6 Escrow. In the event a Purchaser Indemnified Party is entitled to receive any amount from Seller or Parent under this Agreement, including any indemnification payment under this Agreement, without limiting Purchaser's rights to seek any recovery against Seller directly, Purchaser may, at its option, recover all or any portion of such amount from the Escrow Account in accordance with the terms of the Escrow Agreement.

      10.7 Failure of Indemnifying Party to Act. In the event that the indemnifying party does not elect to assume the defense of any third-party claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

                                   ARTICLE XI

                                Non-competition

      11.1 Non-Competition. As a significant inducement for the parties hereto to enter into and to perform the obligations under this Agreement, the parties hereto agree that for a period of three years after the Closing Date (the "Non-Competition Period") none of Seller, Parent or any of their Affiliates (other than directors who are not and have not been officers or employees of Seller, Parent or any of their respective subsidiaries) will engage in the online retail brokerage business in the United States or elsewhere; provided that nothing in this Section 11.1 shall prevent Parent from holding as a passive investment an equity interest in a Person engaged in the online retail brokerage business if such interest represents less than twenty-five percent (25%) of each of the outstanding equity and voting power in such Person and no individual who has been a director, member or officer of Seller, Parent or any of their respective subsidiaries at any time since January 1, 2002 serves as a director, member, officer or employee of such Person.

      11.2 Non-Solicitation of Customers. During the Non-Competition Period, neither Seller nor Parent nor any of their Affiliates (other than directors who are not and have not been officers or employees of Seller, Parent or any of their respective subsidiaries) shall, directly or indirectly, (a) solicit a significant portion of the customers (whether past, present or future) of the Business, or (b) solicit any customer (whether past, present or future) of Purchaser or its Affiliates or the Business with respect to the retail brokerage business.

      11.3 Maximum Duration, Scope, etc. If, at the time of enforcement of this
Article XI, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

      11.4 Specific Performance. Seller and Parent recognize and affirm that, in the event of breach by any of them of any of the provisions of this Article XI, money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller and Parent agree that Purchaser shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and Seller's and Parent's obligations under this Article XI not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Article XI.

                                  ARTICLE XII

                                  DEFINITIONS

      The following terms shall have the meanings set forth herein for the purposes of the transactions described in this Agreement:

      "Acquired Assets" has the meaning set forth in Section 1.1.

      "Acquired Accounts" means all Customer Accounts that meet the following criteria as of the Closing Date: (a) the Customer Account is open and (b) the Customer Account is not an Excluded Asset.

      "Acquisition Proposal" has the meaning set forth in Section 5.12.

      "Affiliate" of any Person means any Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person. A Person shall be deemed to "control" another Person if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, by contract or otherwise.

      "Agreement" means this Asset Purchase Agreement, including Schedules hereto, as it may be amended from time to time in accordance with its terms.

      "Assumed Obligations" has the meaning set forth in Section 1.3.

      "Business" means the online retail securities brokerage business and operations of Seller.

      "Business Day" means any day which is not a Saturday, Sunday or any other day on which banks in the State of Nebraska are authorized or required by applicable Law to close.

      "Closing" has the meaning set forth in Section 8.1.

      "Closing Date" means the date on which the Closing occurs.

      "Customer Accounts" means all online retail brokerage accounts of customers of Seller who reside in the United States, Canada, China, Germany and Switzerland and each other country specified in a written notice provided to Seller by Purchaser not less than three (3) Business Days prior to the Closing.

      "Customer Contracts" has the meaning set forth in Section 1.1.

      "Escrow Account" has the meaning set forth in Section 2.5.

      "Escrow Agent" has the meaning set forth in Section 2.5.

      "Escrow Agreement" has the meaning set forth in Section 2.5.

      "Escrow Amount" means the lesser of (i) the Purchase Price, or (ii) Three Million Five Hundred Thousand Dollars ($3,500,000).

      "Excluded Assets" has the meaning set forth in Section 1.2.

      "Financial Performance Report" means the reports set forth as Schedule
3.4.

      "Focus Reports" mean the FOCUS Report of Seller on Form X-17A-5, including all parts, financial statements, notes and schedules attached thereto or contained therein, for the quarterly periods from April 1, 2001 to March 31, 2004.

      "Governmental Authority" shall mean the government of the United States or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any self-regulatory or quasi-governmental organization such as the NASD.

      "Group A Accounts" means all Customer Accounts that (i) would have been Acquired Accounts if the Closing had occurred on the Measurement Date, (ii) have a Liquidation Value as of the Measurement Date of $100,000 or more, and (iii) had 76 or more trades effected in the eighteen (18) months ended on the Measurement Date.

      "Group A Accounts Sum" means the sum of the number of Group A Accounts set forth in Schedule 3.16 for the countries comprising the Customer Accounts (including those countries specified in the written notice provided to Seller by Purchaser described in the definition of "Customer Accounts").

      "Group A Accounts Ratio" means the lesser of (i) the sum of (x) 0.07 and
(y) the number of Group A Accounts divided by the Group A Accounts Sum, or (ii) one (1).

      "Group B Accounts" means all Customer Accounts (excluding Group A Accounts) that (i) would have been Acquired Accounts if the Closing had occurred on the Measurement Date, and (ii)(A) have a Liquidation Value as of the Measurement Date of $10,000 or more and had 26 or more trades effected in the eighteen months ended on such date; or (B) have a Liquidation Value as of the Measurement Date of $100,000 or more and had at least one trade effected in the eighteen months ended on such date.

      "Group B Accounts Ratio" means the lesser of (i) the sum of (x) 0.07 and
(y) the number of Group B Accounts divided by the Group B Accounts Sum, or (ii) one (1).

      "Group B Accounts Sum" means the sum of the number of Group B Accounts set forth in Schedule 3.16 for the countries comprising the Customer Accounts (including those countries specified in the written notice provided to Seller by Purchaser described in the definition of "Customer Accounts").

      "Group C Accounts" means all Customer Accounts (excluding Group A Accounts and Group B Accounts) that (i) would have been Acquired Accounts if the Closing had occurred on the Measurement Date, and (ii) have a Liquidation Value as of the Measurement Date of $0.01 or more, and (iii) had at least one trade effected in the eighteen months ended on the Measurement Date.

      "Group C Accounts Ratio" means the lesser of (i) the sum of (x) 0.07 and
(y) the number of Group C Accounts divided by the Group C Accounts Sum, or (ii) one (1).

      "Group C Accounts Sum" means the sum of the number of Group C Accounts set forth in Schedule 3.16 for the countries comprising the Customer Accounts (including those countries specified in the written notice provided to Seller by Purchaser described in the definition of "Customer Accounts").

      "Law" means any law, statute, regulation, ordinance, rule, order, directive, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into or imposed by any Governmental Authority.

      "Lien" means any lien, pledge, security interest, claim, restriction or encumbrance of any kind.

      "Linking Agreement" means an agreement mutually acceptable to the parties relating to the web site link provided for in Section 5.9.

      "Liquidation Value" means, with respect to any Acquired Account, (i) the sum of the cash, money market funds, cash equivalents and the fair market value of securities held in such account (excluding the market value of option positions), less (ii) any margin debt and any other amount owed with respect to such account.

      "Losses" means all liabilities, losses, costs, damages, penalties or expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation).

      "Measurement Date" means the date that is three (3) Business Days prior to the Closing Date.

      "NASD" means the National Association of Securities Dealers.

      "Non-Competition Period" has the meaning set forth in Section 11.1.

      "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

      "Proxy Statement" has the meaning set forth in Section 6.7.

      "Purchase Price" has the meaning set forth in Section 2.1(b).

      "Second Installment" has the meaning set forth in Section 2.2.

      "SIPC" means the Securities Investor Protection Corporation.

      "Tax" means (i) any income, corporation, gross income, gross receipts, franchise, profits, gains, capital stock, capital duty, withholding, social security (or similar), employment, unemployment, disability, real property, personal property, wealth, welfare, stamp, excise, license, severance, customs duties, occupation, sales, use, transfer, registration, value added, payroll, premium, property or windfall profits tax, estimated, ad valorem, or excise tax, alternative or add-on minimum tax or other tax of any kind whatsoever (whether or not measured in whole or in part by net income and including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority, including any interest, penalty or addition thereto, whether disputed or not; and (ii) any liability by contract or agreement for the payment of any amount of the type described in clause (i) as a result of Seller or Parent being a successor to or transferee of any other corporation at any time on or prior to the Closing Date, and any interest, penalties, additions to tax and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

      "Tax Return" means all federal, state, local, provincial and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

      "Transactions" has the meaning set forth in Section 2.3.

                                  ARTICLE XIII

                                 MISCELLANEOUS

      13.1 Expenses. Except as set forth in this Agreement, each party hereto shall bear its own expenses with respect to the Transactions. Seller shall pay
(a) all third-party fees or charges incurred by Seller in connection with the assignment and transfer of the Acquired Assets or the conversion of the Acquired Accounts and (b) all sales, use, stamp, transfer, service and like taxes or fees, if any, imposed by the United States or any state or political subdivision thereof required to be paid in connection with the transfer and assignment of the Acquired Assets.

      13.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto.

      13.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of transmission if sent by facsimile (receipt confirmed), (c) one Business Day after being sent by reputable overnight courier or (d) five Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

      If to Purchaser:

      Ameritrade Holding Corporation
      6940 Columbia Gateway Drive, Suite 200
      Columbia, Maryland  21046
      Attention: General Counsel
      Fax No.: (443) 539-2209

      With a copy to:

      Mayer, Brown, Rowe & Maw LLP
      190 S. La Salle Street
      Chicago, Illinois 60603
      Attention: Joseph Collins
      Fax No.: (312) 701-7711

      If to Seller:

      JB Oxford Holdings, Inc.
      9665 Wilshire Boulevard, Suite 300
      Beverly Hills, California 90212
      Attention: Chief Executive Officer
      Fax No.: (310) 385-2236

      With a copy to:

      Shumaker, Loop & Kendrick, LLP
      101 E. Kennedy Boulevard, Suite 2800
      Tampa, Florida 33602
      Attention: W. Thompson Thorn, III
      Fax No.: (813) 229-1660

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

      13.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

      13.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      13.6 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the conflict of laws rules thereof. If any litigation, proceeding or other legal action is commenced in connection with or relating to this Agreement or the Transactions, the parties hereto (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or legal action in a federal or state court of competent jurisdiction located within the City of New York, State of New York; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this
Section 13.6 and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this Section 13.6 shall be deemed to prevent any party from seeking to remove any action to a federal court in New York, New York); (c) agree to waive, and hereby waive, to the full extent permitted by applicable Law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 13.3 for communications to such party; (e) agree that any service of process made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable Law.

      13.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no assignment shall be made on or prior to the Closing Date without the prior written consent of the non-assigning party, except that the Purchaser may assign its rights hereunder to any of its Affiliates.

      13.8 Publicity.

            (a) Prior to the Closing Date and except as set forth in this
      Section 13.8, no disclosure, public announcement or other publicity regarding the existence of this Agreement or its contents or the Transactions shall be made by Purchaser, Seller, Parent or any of their respective Affiliates, officers, directors, managers, stockholders, partners, members, employees, representatives or agents, without the prior written agreement of Purchaser and Seller or Parent, in any case, as to form, content, timing and manner of distribution or publication; provided, that nothing in this Section 13.8 shall prevent any party from (i) making any disclosure or public announcement required by Law or the rules of any stock exchange so long as such party consults the other parties as to the form, content, timing and manner of distribution or publication, (ii) discussing this Agreement or its contents or the Transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions or whose assistance is required to consummate the Transactions or (iii) enforcing its rights hereunder.

            (b) Immediately after the date of this Agreement, Seller and Purchaser shall jointly prepare press releases regarding the sale of the Acquired Accounts by Seller and the acquisition of the Acquired Accounts by Purchaser in accordance with the terms of this Agreement.

            (c) No later than the third Business Day following the date of this Agreement, Seller and Purchaser shall jointly prepare, and Seller shall post conspicuously on the jboxford.com web site, a communication regarding the acquisition of the Acquired Accounts by Purchaser in accordance with the terms of this Agreement and the consequences of such transaction to Seller's customers. Seller shall continue to post such communication, with such updates and other modifications as the parties may mutually agree, until the Closing Date or the earlier termination of this Agreement pursuant to Section 9.1.

      13.9 Other Instruments. Upon the reasonable request of Purchaser, Seller and Parent shall on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to such Purchaser of, and to vest fully in such Purchaser title to, each of the Acquired Assets and Assumed Obligations.

      13.10 Entire Understanding. The Agreement, the Escrow Agreement, the Reciprocal Non-Use and Non-Disclosure Agreement between Purchaser and Parent dated as of May 6, 2004 and the Linking Agreement set forth the entire agreement and understanding of the parties hereto with respect to the Transactions and the subject matter hereof and supersedes all prior agreements, arrangements, understandings, representations and warranties relating to the Transactions and the subject matter hereof.

      13.11 Remedy at Law. Each of the parties to this Agreement recognizes and affirms that in the event of breach of any of the provisions of this Agreement, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, each of the parties hereto agrees that each party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other parties' obligations under this Agreement not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Agreement.

      13.12 Third Party Beneficiaries. This Agreement is not intended to confer upon any Person, other than the parties hereto, and except as contemplated by
Article X, any rights or remedies hereunder, including (without limitation) any customer of the Business.

      13.13 Waiver of Jury Trial. Each party hereto waives the right to a trial by jury in any litigation, proceeding or other legal action in connection with or relating to this Agreement or the Transactions.

      13.14 Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                                    * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                    JB OXFORD & COMPANY


                                    By: /s/ Barry S. Fischer
                                       -----------------------------------------
                                    Name: Barry S. Fischer
                                    Title: President


                                    JB OXFORD HOLDINGS, INC.


                                    By: /s/ C.L. Jarratt
                                       -----------------------------------------
                                    Name: C.L. Jarratt
                                    Title: Chairman & CEO


                                    AMERITRADE, INC.


                                    By: /s/ John R. MacDonald
                                       -----------------------------------------
                                    Name: John R. MacDonald
                                    Title: Treasurer